As filed with the Securities and Exchange Commission on June 7, 2001

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEMITOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

Montana	81-0384392
(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification Number)

655 West Reserve Drive
Kalispell, Montana 59901
(406) 752-2107
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Semitool, Inc. Amended and Restated 1994 Stock Option Plan

(Full Title of Plans)

William A. Freeman
Senior Vice President and Chief Financial Officer
Semitool, Inc.
655 West Reserve Drive
Kalispell, Montana 59901
(406) 752-2107
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Justin L. Bastian, Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304-1018
(650) 813-5600

CALCULATION OF REGISTRATION FEE

		Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to	Offering Price	Aggregate Offering	Registration
to be Registered	Be Registered	Per Share(1)	Price(1)	Fee
Common Stock, no
per value per share......	1,500,000	$12.355	$18,532,500	$4,633.13

        (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the Nasdaq National Market on June 4, 2001.

        In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

        1.     The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-89562, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

        2.     The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

        3.     The Company's Current Reports on Form 10-Q for the periods ended December 31, 2000 and March 31, 2001.

        4.     The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 25, 1995 and declared effective on February 1, 1995.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

5.1          Opinion of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P.

23.1         Consent of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P. (contained in Exhibit 5.1)

23.2         Consent of Independent Accountants

24.1         Power of Attorney (see Signature Page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Semitool, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on June 7, 2001.

                                Semitool, Inc.

                                By:    /s/Raymon F. Thompson
                                       -----------------------------------------
                                       Raymon F. Thompson
                                       Chairman of Board, President and
                                       Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Raymon F. Thompson and William A. Freeman, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                  Capacity                      Date
---------                                  --------                      ----

                                           Chairman of the Board,
/s/ Raymon F. Thompson                     President and Chief           June 7, 2001
----------------------------------         Executive Officer
      Raymon F. Thompson                   (Principal Executive
                                           Officer)

/s/William A. Freeman                      Senior Vice President and     June 7, 2001
----------------------------------         Chief Financial Officer
      William A. Freeman

/s/Larry A. Viano                          Secretary, Treasurer,         June 7, 2001
----------------------------------         Controller and Principal
      Larry A. Viano                       Accounting Officer

/s/Howard E. Bateman                       Director                      June 7, 2001
----------------------------------
      Howard E. Bateman

/s/Robert G. Chamberlain                   Director                      June 7, 2001
----------------------------------
      Robert G. Chamberlain

/s/Richard A. Dasen                        Director                      June 7, 2001
----------------------------------
      Richard A. Dasen

/s/Timothy C. Dodkin                       Director and Senior           June 7, 2001
----------------------------------         Vice President
      Timothy C. Dodkin

/s/Daniel J. Eigeman                       Director                      June 7, 2001
----------------------------------
      Daniel J. Eigeman

/s/L. Peter Larson                         Director                      June 7, 2001
----------------------------------
      L. Peter Larson

INDEX TO EXHIBITS

Exhibit
Number	Document

     5.1          Opinion of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P.

     23.1         Consent of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P. (contained in Exhibit 5.1)

     23.2         Consent of Independent Accountants

     24.1         Power of Attorney (see Signature Page)

Exhibit 5.1

Opinion Of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P.

Semitool, Inc.
655 West Reserve Drive
Kalispell, MT 59901

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 to be filed by Semitool, Inc., a Montana corporation (the "Company"), with the Securities and Exchange Commission during the week of June 4-8, 2001 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 1,500,000 share of the Company's Common Stock, no par value (the "Shares"). The Shares are reserved for issuance pursuant to the Company's Amended and Restated 1994 Stock Option Plan (the "Plan"). As counsel to the Company, we have examined the proceedings taken by the Company in connection with the reservation of the Shares for issuance pursuant to the Plan.

     It is our opinion that the Shares, when issued and sold in the manner described in the Plan, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to any references to us in the Registration Statement and any amendments thereto.

                                               Sincerely yours,

                                               CROWLEY, HAUGHEY, HANSON,
                                               TOOLE & DIETRICH, P.L.L.P.

                                               By /s/Allan Karell
                                                  ------------------------------
                                                  Allan Karell

Exhibit 23.2

Consent Of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1994 Stock Option Plan of Semitool, Inc. of our report dated October 31, 2000, relating to the consolidated financial statements and schedule of Semitool, Inc. which appears in its Annual Report on Form 10-K for the year ended September 30, 2000.

PricewaterhouseCoopers LLP
Boise, Idaho
June 6, 2001